                                                                    Exhibit 3.67



                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                       WILSONS LEATHER OF MISSOURI INC.

                           (a Missouri corporation)

                                    _______

                                   ARTICLE I
                                   ---------

                                 SHAREHOLDERS
                                 ------------

          1.  SHARE CERTIFICATES.  Certificates representing shares of the
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Corporation shall set forth thereon the statements prescribed by Section 351.295 of the Missouri General and Business Corporation Law (the "Business Corporation Law") and by any other applicable provision of law, shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation or a facsimile thereof, which may be engraved or printed.
Any or all the signatures on the certificate may be facsimile, engraved, or printed. In case any such officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

          No certificate shall be issued for any share until such share is fully paid.

          2.  SHARE TRANSFERS.  Upon compliance with any provisions restricting
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the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

          3.  RECORD DATE FOR SHAREHOLDERS.  The Board of Directors shall have
              ----------------------------
power to close the transfer books of the Corporation for a period not exceeding seventy days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, unless prohibited by the Bylaws, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at the meeting, and any adjournment or postponement of the meeting, or entitled to receive payment of the dividend, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion, or exchange of shares. In such case only the shareholders who are shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, the meeting, and any adjournment or postponement of the meeting, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as mentioned in this section.

          4.  MEANING OF CERTAIN TERMS.  As used herein in respect of the right
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to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

          5.  SHAREHOLDER MEETINGS.
              --------------------

          a.  TIME.  The annual meeting shall be held on the 1st day of June, or
              ----
if such day be not a business day, then on the next succeeding business day. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Law confers the right to call a special meeting upon the shareholders.

          b.  PLACE.  Annual meetings shall be held at the principal office of
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the Corporation, whether within or without the state of Missouri, or at such other place as may be designated by the Board of Directors. Special meetings shall be held at such place within or without the State of Missouri as the Board of Directors shall from time to time fix.

          c.  CALL.  Annual meetings and special meetings may be called by the
              ----
directors or the President or the Secretary or by any officer instructed by the directors or the President to call the meeting.

          d.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.  Written or
              -------------------------------------------------
printed notice of each meeting of shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Business Corporation Law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Attendance of a shareholder at any meeting shall constitute a waiver of notice of the meeting, except where the shareholder attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          e.  VOTING LIST.  The officer or agent having charge of the stock
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transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each. The list shall be kept on file at the registered office of the Corporation in the State of Missouri for a period of at least ten days prior to the meeting and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book or duplicate thereof kept in the State of Missouri shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

          f.  CONDUCT OF MEETING.  Meetings of the shareholders shall be
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convened and presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

          g.  PROXY REPRESENTATION.  Every shareholder may authorize another
              --------------------
person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney-in-fact, and filed with the Secretary of the Corporation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

          h.  QUORUM.  Except as may otherwise be provided by the articles of
              ------
incorporation or these Bylaws, a majority of the outstanding shares entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum shall be attained, the shareholders represented at any such meeting shall have the right successively to adjourn the meeting as provided in Section 351.268 of the Business Corporation Law.

          i.  VOTING.  Unless otherwise provided in the articles of
              ------
incorporation, each outstanding share entitled to vote under the provisions of the articles of incorporation shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. In the election of directors, shareholders shall not be entitled to cumulate their votes. Except as the Business Corporation Law, the articles of incorporation, or these Bylaws shall otherwise provide, the affirmative vote of the majority of the shares represented at the meeting, a quorum being present, shall be valid as an act of the shareholders.

          6.  WRITTEN ACTION.  Any action required by the Business Corporation
              --------------
Law to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders and shall be filed with the Secretary of the Corporation.

                                  ARTICLE II
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------

          1.  FUNCTIONS GENERALLY - COMPENSATION.  The property and business of
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the Corporation shall be controlled and managed by a Board of Directors.  The
Board of Directors may set the compensation of directors.

          2.  QUALIFICATIONS AND NUMBER.  Each director shall be a natural
              -------------------------
person of full age. A director need not be a shareholder or a resident of the State of Missouri. The Board of Directors shall consist of three persons, which shall be the fixed number of directors until changed. The number of directors may be increased or decreased pursuant to the provisions of the Business Corporation Law.

          3.  ELECTION AND TERM.  The initial Board of Directors shall consist
              -----------------
of the directors designated and elected by the incorporators and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. Except as may otherwise be provided by the articles of incorporation, any vacancy or vacancies in the Board of Directors and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders of the Corporation.

          4.  MEETINGS.
              --------

          a.  TIME.  Meetings shall be held at such time as the Board of
              ----
Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.

          b.  PLACE.  Meetings shall be held at such place within or without the
              -----
State of Missouri as shall be fixed by the Board of Directors.

          c.  CALL.  No call shall be required for regular meetings for which
              ----
the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or of a majority of the directors in office.

          d.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be
              ---------------------------------------
required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any regular meeting need not specify the business to be transacted or the purpose of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          e.  QUORUM AND ACTION.  Except as may otherwise be provided in the
              -----------------
articles of incorporation or these Bylaws, a majority of the full Board of Directors shall constitute a quorum for the transaction of business. Except as herein otherwise provided, and except as may be otherwise provided by the Business Corporation Law, or the articles of incorporation, the act of the Board of Directors shall be the act of a majority of the directors present at a meeting at which a quorum is present. Members of the Board of Directors or any committee designated thereby may participate in a meeting of said Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall be deemed to constitute presence at a meeting.

          f.  CHAIRMAN OF THE MEETING.  Meetings of the Board of Directors shall
              -----------------------
be presided over by the following directors in the order of seniority and if present and acting - the

Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, or any other director chosen by the Board of Directors.

          5.  REMOVAL OF DIRECTORS.  Directors may be removed with or without
              --------------------
cause pursuant to the provisions of the Business Corporation Law.

          6.  COMMITTEES. The Board of Directors, by resolution adopted by a
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majority of the full Board of Directors, may designate two or more directors to constitute a committee, which, to the extent provided in the resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation.

          7.  WRITTEN ACTION.  Any action which is required to be or may be
              --------------
taken at a meeting of directors, or of the Executive Committee or other committee of directors, if any, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or of any such committee, if any, as the case may be. The Secretary shall file the consent with the minutes of the meetings of the Board of Directors or of a committee as the case may be.

                                  ARTICLE III
                                  -----------

                                   OFFICERS
                                   --------

          The Corporation shall have a President and a Secretary, each of whom shall be chosen by the directors, and may have a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, one or more Vice-Presidents, each of whom shall be chosen by the directors and such other officers and assistant officers and agents as may be deemed necessary, each or any of whom shall be chosen by the directors or in such manner as the directors may resolve. Any two or more offices may be held by the same person.

          Unless otherwise provided in the resolution choosing him, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been chosen and qualified.

          The officers and agents of the Corporation shall have the authority and perform the duties in the management of the property and affairs of the Corporation as determined by resolution of the Board of Directors.

          Any act required or permitted by any of the provisions of the Business Corporation Law to be done by the President of the Corporation may be done instead by the Chairman of the Board of Directors, if any, of the Corporation if he has previously been designated by the Board of Directors to be the chief executive officer of the Corporation or to have the powers of the chief executive officer coextensively with the President, and such designation has been filed in writing with the Secretary of State of the State of Missouri and such notice attested to by the Secretary of the Corporation.

          The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the Corporation will be served thereby.

                                  ARTICLE IV
                                  ----------

                                INDEMNIFICATION
                                ---------------

          The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.

                                   ARTICLE V
                                   ---------

                               BOOKS AND RECORDS
                               -----------------

          The Corporation shall keep at its registered office or at its principal place of business in the State of Missouri, or at the office of its transfer agent in the State of Missouri, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer. The Corporation shall keep on file at said registered office the voting list of shareholders in accordance with the provisions of Section 351.255 of the Business Corporation Law. The Corporation shall also keep books and records of account as required by Section 351.215 of the Business Corporation Law.

                                  ARTICLE VI
                                  ----------

                                CORPORATE SEAL
                                --------------

          The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                 ARTICLE VIII
                                 ------------

                              CONTROL OVER BYLAWS
                              -------------------

          The Board of Directors shall have power to make, alter, amend, or repeal the Bylaws of the Corporation except a Bylaw requiring a greater vote of shareholders than is otherwise required by the Business Corporation Law.